UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 19, 2015

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 19, 2015, Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in New York, New York. Of the 137,158,706 shares of common stock outstanding and entitled to vote as of the record date, 123,397,604 shares, or approximately 90.0%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of all of the nominees as directors to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2015 and (3) executive compensation.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For		Votes Cast Against
	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
1. Election of Directors until 2016 Annual Meeting
James S. Tisch	96,681,604	85.22%	16,674,094	14.69%	81,941	9,959,965
Marc Edwards	99,656,915	87.85%	13,700,170	12.07%	80,554	9,959,965
John R. Bolton	112,017,153	98.74%	1,308,926	1.15%	111,560	9,959,965
Charles L. Fabrikant	111,958,932	98.69%	1,397,866	1.23%	80,841	9,959,965
Paul G. Gaffney II	111,974,412	98.71%	1,331,562	1.17%	131,665	9,959,965
Edward Grebow	112,039,423	98.76%	1,264,154	1.11%	134,062	9,959,965
Herbert C. Hofmann	97,862,576	86.26%	15,489,511	13.65%	85,552	9,959,965
Kenneth I. Siegel	98,049,178	86.43%	15,308,149	13.49%	80,312	9,959,965
Clifford M. Sobel	112,202,694	98.91%	1,092,935	0.96%	142,010	9,959,965
Andrew H. Tisch	96,926,270	85.44%	16,432,847	14.48%	78,522	9,959,965
Raymond S. Troubh	111,894,233	98.63%	1,467,822	1.29%	75,584	9,959,965

2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2015	123,020,226	99.69%	292,004	0.23%	85,374	N/A

3. Advisory Approval of Executive Compensation	98,374,122	86.72%	14,914,207	13.14%	149,310	9,959,965

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland Senior Vice President, General Counsel and Secretary

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